Exhibit 99.1

NEWS RELEASE

Internap Reports Financial Results

for Fourth Quarter and Year-End 2004

— Revenue of $37.1 Million reflecting Strong Seasonal Growth in IP, Data Center and Advanced Services;

Company Adds 291 Net New Customers in 2004 —

ATLANTA – April 1, 2005 – Internap Network Services Corporation (AMEX: IIP), a leading provider of performance-based routing services for IP networks, today reported fiscal fourth quarter and year-end results for the year ended December 31, 2004. For the fourth quarter, revenues totaled $37.1 million, an increase of 5.7% compared to the third quarter 2004. Year-end 2004 revenues increased to $144.5 million, an increase of 4.3% compared to 2003.

Quarterly Highlights:

•	The Company’s customer base grew to 1,929 customers, an increase of 41 net new customers in the quarter. Among the new customers are: Anteon Corporation, Broadvox, Cambridge Software, Dune Capital Management, G4 Communications, Halliburton, Jobster, Lord Abbett & Co., Peak 10, Perot Systems Government Services, and Rogers Wireless among others

•	Gross margin was 46.2% (defined as revenues of $37.1 million less $19.98 million of direct cost of network divided by revenues)

“Internap’s top line grew by more than 4% in 2004 despite an effective 46% drop in IP acquisition rates on new and existing customers,” said Gregory A. Peters, Internap President and Chief Executive Officer. “Our industry continues to rationalize with mergers and business model changes. Internap is well positioned to profitably grow in this changing environment.”

Full Year Results

The company attributed the increase in revenue to demand for bundled service offerings of IP services and datacenter solutions in addition to the contribution from its Flow Control Platform customer premise equipment.

2004 Highlights:

•	Consolidated Revenue growth of 4.3%; IP services declined 0.8%, Colocation up 24% and Flow Control Platform growth up 292%

•	The Company’s customer base grew by a net of 291 new customers.

•	Gross margin improved to 46.7%, an increase of 7.2%, compared to 43.6% in 2003

•	Cost of network declined $1.2 million despite a 45% increase in customer usage on the network

•	Completed conversion of Series A Preferred Stock to common stock

•	Completed $56 million equity raise

•	Net cash ending 2004 was $51 million

250 Williams Street  •  Atlanta, GA 30303  •  Tel: 404.302.9700  •  Toll Free: 877-THE-PNAP  •  www.internap.com

Internap’s net loss was $18.1 million for 2004 compared to a net loss of $69.2 million for the prior year.

Restatement

As a result of a review of Internap’s accounting practices with respect to leasing transactions, the company has restated its consolidated financial statements for certain prior periods in order to comply with Statement of Financial Accounting Standards No. 13, “Accounting for Leases” and Financial Accounting Standards Board Technical Bulletin No. 88-1, “Issues Relating to Accounting for Leases” and other related matters. Internap has restated its audited financial statements for the fiscal years ended December 31, 2003 and 2002, and its unaudited financial statements for the quarters ended March 31, June 30, and September 30, 2004 and 2003, as well as the quarter ended December 31, 2003. A discussion of the restatement and its effects is included in Note 1 to Internap’s Consolidated Financial Statements included in its Form 10-K for the fiscal year ended December 31, 2004. In connection with the company’s evaluation of internal control over financial reporting for the fiscal year ended December 31, 2004, the company identified two material weaknesses. Because of the material weaknesses, the company’s management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2004, based on criteria in Internal Control-Integrated Framework. Our management and Audit Committee have dedicated significant resources to assessing the underlying issues giving rise to the restatements and to ensure that proper steps have been and are being taken to improve our internal control over financial reporting.

Conference Call Information:

Internap’s fourth quarter teleconference will be held today beginning at 2:30 p.m. EST. The dial-in numbers are 800-510-0146, pass code 47824666 for domestic callers, and 617-614-3449, pass code 47824666 for international participants. The simultaneous web cast will be available from the Investor Relations section of the web site at: www.internap.com.

Internap will provide a replay of the teleconference on its website. Internap will also provide a telephonic replay of the call by dialing 888-286-8010, pass code 27337542.

About Internap

Internap is the market leader of intelligent route-control solutions that bring reliability, performance and security to the Internet. The company’s patented and patent-pending technology address the inherent weaknesses of the Internet, enabling enterprises to take full advantage of the benefits of deploying business-critical applications such as e-commerce, Voice over IP (VoIP), video-conferencing, and streaming audio/video across the Internet. Through a portfolio of high-performance IP solutions, customers can bypass congestion points, overcome routing inefficiencies and optimize performance of their applications. Internap solutions are backed by an industry-leading performance guarantee that covers the entire Internet as opposed to just one network. These offerings include: network- and premise-based route optimization solutions, colocation, VPN, content distribution, managed security and managed storage services.

250 Williams Street  •  Atlanta, GA 30303  •  Tel: 404.302.9700  •  Toll Free: 877-THE-PNAP  •  www.internap.com

Internap currently serves more than 1,900 customers including Fortune 1000 and mid-tier enterprises in the financial services, government; travel/hospitality, manufacturing, media/entertainment, technology and retail industries. The company provides services throughout the United States, United Kingdom and Japan with service expansion to Sydney, Singapore, and Hong Kong this spring. For more information, please visit the company website at www.internap.com.

# # #

Internap “Safe Harbor” Statement

Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to our ability to achieve profitability; our ability to secure adequate funding; the incurrence of additional restructuring charges; the success of our recent operational restructurings; our ability to compete against existing and future competitors; pricing pressures; our ability to deploy new access points in a cost-efficient manner; our ability to successfully complete future acquisitions; risks associated with international operations; the availability of services from Internet network service providers; failure of suppliers to deliver their products and services as agreed; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to operate in light of restrictions in our credit facility, including our ability to maintain ratios set forth in the credit facility; our ability to attract and retain qualified personnel; our ability to protect our intellectual property; the outcome of our securities litigation; litigation due to infringement of third-party intellectual property rights; evolution of the high performance Internet connectivity and services industry; our ability to respond to technological change; our ability to protect ourselves and our customers from security breaches; effects of terrorist activity; government regulation of the Internet; risks associated with material weaknesses in our internal controls identified as part of our evaluation under section 404 of the Sarbanes-Oxley Act of 2002 and related increases in expense, including our ability to remediate those weaknesses; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; and volatility of our stock price. These risks and others are discussed in more detail in our Current Report on Form 8-K filed with the SEC on January 13, 2004 and our other filings with the SEC. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Internap and P-NAP are registered trademarks and Flow Control Platform is a trademark of Internap. All other trademarks and brands are the property of their respective owners.

Contacts:
Media Contact	Investor Contact
David Sutton	Andrew Albrecht
404.302.9721	(404) 302-9841
dsutton@internap.com	aalbrecht@internap.com

250 Williams Street  •  Atlanta, GA 30303  •  Tel: 404.302.9700  •  Toll Free: 877-THE-PNAP  •  www.internap.com

INTERNAP NETWORK SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	December 31, 2004	December 31, 2003 (restated)
ASSETS
Current assets:
Cash and cash equivalents	$33,823	$18,885
Restricted cash	76	125
Short-term investments in marketable securities	12,162	—
Accounts receivable, net of allowance of $1,124 and $2,429, respectively	16,943	15,587
Inventory	345	492
Prepaid expenses and other assets	3,202	4,245

Total current assets	66,551	39,334
Property and equipment, net	54,378	52,725
Investments	6,693	2,371
Intangible assets, net of accumulated amortization of $17,522 and $16,941, respectively	2,898	3,488
Goodwill	36,314	36,163
Deposits and other assets	1,315	1,758

Total assets	$168,149	$135,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$—	$8,392
Notes payable, current portion	6,483	2,790
Accounts payable	11,129	7,556
Accrued liabilities	7,269	8,585
Deferred revenue, current portion	1,826	3,674
Capital lease obligations, current portion	512	8,662
Restructuring liability, current portion	2,397	3,255

Total current liabilities	29,616	42,914
Notes payable, less current portion	12,031	2,275
Deferred revenue, less current portion	421	316
Capital lease obligations, less current portion	806	10,467
Restructuring liability, less current portion	5,756	4,441
Deferred rent	5,781	4,902

Total liabilities	54,411	65,315

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value, 3,500 shares designated, 0 and 1,751 shares outstanding, respectively	—	51,841
Common stock, $0.001 par value, 600,000 shares authorized, 338,148 and 228,751 shares issued and outstanding, respectively	338	229
Additional paid-in capital	967,951	855,240
Accumulated deficit	(855,148)	(837,086)
Accumulated items of other comprehensive income	597	300

Total stockholders’ equity	113,738	70,524

Total liabilities and stockholders’ equity	$168,149	$135,839

The accompanying notes are an integral part of these consolidated financial statements.

INTERNAP NETWORK SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Years Ended December 31,
	2004	2003 (restated)
Revenue	$144,546	$138,580

Costs and expense:
Direct cost of revenue, exclusive of depreciation and amortization, shown below	76,990	78,200
Customer support	10,180	9,483
Product development	6,412	6,982
Sales and marketing	23,411	21,491
General and administrative	24,772	16,711
Depreciation and amortization	15,461	33,869
Amortization of other intangible assets	579	3,352
Amortization of deferred stock compensation	—	390
Pre-acquisition liability adjustment	—	(1,313)
Lease termination expense	—	—
Restructuring costs (benefit)	3,644	1,084
(Gain) loss on disposals of property and equipment	(3)	(53)

Total operating costs and expense	161,446	170,196

Loss from operations	(16,900)	(31,616)

Other expense (income):
Interest expense	1,981	2,981
Interest income	(665)	(823)
Other (income) expense, net	(154)	827

Total other expense	1,162	2,985

Net loss	(18,062)	(34,601)
Less deemed dividend related to beneficial conversion feature	—	(34,576)

Net loss attributable to common stockholders	$(18,062)	$(69,177)

Basic and diluted net loss per share	$(0.06)	$(0.40)

Weighted average shares used in computing basic and diluted net loss per share	287,315	174,602

The accompanying notes are an integral part of these consolidated financial statements.

INTERNAP NETWORK SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2004	2003 (restated)
Cash flows from operating activities:
Net loss	$(18,062)	$(34,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,040	37,221
(Gain) loss on disposal of property and equipment	(3)	(53)
Provision for doubtful accounts and sales credits	2,415	2,435
Loss on equity-method investment	390	827
Non-cash interest expense on capital lease obligations	904	1,304
Non-cash restructuring costs (adjustments)	—	—
Non-cash changes in deferred rent	879	915
Pre-acquisition liability adjustment	—	(1,313)
Non-cash compensation expense	—	390
Other, net	176	—
Changes in operating assets and liabilities, net of the effect of acquisitions:
Accounts receivable	(3,771)	(2,704)
Inventory, prepaid expense and other assets	1,633	2,583
Accounts payable	851	(5,941)
Accrued liabilities	(1,316)	(1,115)
Deferred revenue	(1,743)	(4,461)
Accrued restructuring	457	(6,662)

Net cash flows used in operating activities	(1,150)	(11,175)

Cash flows from investing activities:
Purchases of property and equipment	(13,066)	(3,799)
Proceeds from disposal of property and equipment	51	—
Reduction of restricted cash	49	2,053
Purchase of investments in marketable securities	(16,753)	—
Redemption of investments	—	—
Investment in equity-method investee	—	—
Net cash received from acquired businesses	—	2,307
Other, net	60	—

Net cash flows (used in) provided by investing activities	(29,659)	561

Cash flows from financing activities:
Change in revolving credit facility	(8,392)	(1,608)
Proceeds from notes payable	17,500	—
Principal payments on notes payable	(4,051)	(4,645)
Payments on capital lease obligations	(20,289)	(2,801)
Proceeds from issuance of common stock, net of issuance costs	55,932	9,299
Proceeds from exercise of stock options and warrants	5,047	4,035

Net cash flows provided by (used in) financing activities	45,747	4,280

Net increase (decrease) in cash and cash equivalents	14,938	(6,334)
Cash and cash equivalents at beginning of period	18,885	25,219

Cash and cash equivalents at end of period	$33,823	$18,885

The accompanying notes are an integral part of these consolidated financial statements.